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Investing with purpose BlackRock® 2021 Annual Report

To our shareholders,

BlackRock Annual Report 2021           1 As I write this letter to you, the world is undergoing a transformation: Russia’s brutal attack on Ukraine has upended the world order that had been in place since the end of the Cold War, more than 30 years ago. The attack on a sovereign nation is something we have not seen in Europe in nearly 80 years —  and most of us never imagined that in our lifetimes we would see a war like this waged by a nuclear superpower. I speak for everyone at BlackRock when I say that witnessing Russia’s invasion of Ukraine has been truly heartbreaking. We stand with the Ukrainian people, who have shown true heroism in the face of merciless aggression. War is always a humanitarian tragedy, but the indiscriminate killing of civilians has been particularly painful to witness. I am proud of BlackRock’s support for refugees fleeing their homes. In consultation with our stakeholders, BlackRock has also joined the global effort to isolate Russia from financial markets. In the past few weeks, BlackRock mobilized a philanthropic response to help those in need and support our colleagues in Europe, closest to the war. While we do not have offices or operations in Russia or Ukraine, I know that this has created a great deal of stress and uncertainty for all of our employees, particularly those in Europe, and we have worked to provide them with the resources they need. The ramifications of this war are not limited to Eastern Europe. They are layered on top of a pandemic that has already had profound effects on political, economic, and social trends. The impact will reverberate for decades to come in ways we can’t yet predict. I speak for everyone at BlackRock when I say that witnessing Russia’s invasion of Ukraine has been truly heartbreaking. We stand with the Ukrainian people, who have shown true heroism in the face of merciless aggression.

2          BlackRock Annual Report 2021 In the early 1990s, as the world emerged from the Cold War, Russia was welcomed into the global financial system and given access to global capital markets. In time, Russia became interconnected with the world and deeply linked to Western Europe. The world benefited from a global peace dividend and the expansion of globalization. These were powerful trends that accelerated international trade, expanded global capital markets, increased economic growth, and helped to dramatically reduce poverty in nations around the world. It was during this time that we started, 34 years ago, to build BlackRock. We saw the rise of globalization and growth of the capital markets fueling a need for the kind of technology-driven asset management that we believed we could bring to our clients. We believed the world would come closer together. And we saw that happen. I remain a long-term believer in the benefits of globalization and the power of global capital markets. Access to global capital enables companies to fund growth, countries to increase economic development, and more people to experience financial well-being. But the Russian invasion of Ukraine has put an end to the globalization we have experienced over the last three decades. We had already seen connectivity between nations, companies and even people strained by two years of the pandemic. It has left many communities and people feeling isolated and looking inward. I believe this has exacerbated the polarization and extremist behavior we are seeing across society today. The invasion has catalyzed nations and governments to come together to sever financial and business ties with Russia. United in their steadfast commitment to support the Ukrainian people, they launched an “economic war” against Russia. Governments across the world almost unanimously imposed sanctions, including taking the unprecedented step of barring the Russian central bank from deploying its hard currency reserves. Capital markets, financial institutions and companies have gone even further beyond government-imposed sanctions. As I wrote in my letter to CEOs earlier this year, access to capital markets is a privilege, not a right. And following Russia’s invasion, we saw how the private sector quickly terminated longstanding business and investment relationships. BlackRock has been committed to doing our part. Grounded in our fiduciary duty, we moved quickly to suspend the purchase of any Russian securities in our active or index portfolios. Over the past few weeks, I’ve spoken to countless stakeholders, including our clients and employees, who are all looking to understand what could be done to prevent capital from being deployed to Russia. The speed and magnitude of company actions to amplify sanctions has been incredible. Iconic American consumer brands have suspended their operations of non-essential products. And financial services companies have taken similar steps to further isolate the Russian economy from the global financial system. These actions taken by the private sector demonstrate the power of the capital markets: how the markets can provide capital to those who constructively work within the system and how quickly they can deny it to those who operate outside of it. Russia has been essentially cut off from global capital markets, demonstrating the commitment of major companies to operate consistent with core values. This “economic war” shows what we can achieve when companies, supported by their stakeholders, come together in the face of violence and aggression. BlackRock never had significant investments in Russia for the vast majority of our portfolios. For clients who wanted exposure to an index where Russia is a component, such as an emerging markets index, or an active strategy where Russia plays a critical role, such as natural Russia has been essentially cut off from global capital markets, demonstrating the commitment of major companies to operate consistent with core values. This “economic war” shows what we can achieve when companies, supported by their stakeholders, come together in the face of violence and aggression.

BlackRock Annual Report 2021 3 resources, BlackRock invested on their behalf. But our lack of operations in Russia or major exposure has allowed us to pivot quickly in this new environment and move forward with little direct impact to the firm. It’s impossible to predict precisely what path this war will take. BlackRock is focused on monitoring the direct and indirect impacts of the crisis and working with our clients to understand how to navigate this new investment environment. Implications of the Russian invasion of Ukraine for companies, countries, and our clients The money we manage belongs to our clients. And to serve them, we work to understand how changes around the world will impact their investment outcomes. BlackRock is able to deliver for our clients during these volatile periods because of the emphasis we place on resilience. We have built both an investment platform and a business strategy that are resilient in the face of uncertainty. And resilience is about much more than withstanding a sudden shock to markets — it also means understanding and addressing long-term structural changes, including what deglobalization, inflation and the energy transition mean for companies, valuations, and our clients’ portfolios. Russia’s aggression in Ukraine and its subsequent decoupling from the global economy is going to prompt companies and governments worldwide to re-evaluate their dependencies and re-analyze their manufacturing and assembly footprints — something that Covid had already spurred many to start doing. The money we manage belongs to our clients. And to serve them, we work to understand how changes around the world will impact their investment outcomes. And while dependence on Russian energy is in the spotlight, companies and governments will also be looking more broadly at their dependencies on other nations. This may lead companies to onshore or nearshore more of their operations, resulting in a faster pull back from some countries. Others — like Mexico, Brazil, the United States, or manufacturing hubs in Southeast Asia — could stand to benefit. This decoupling will inevitably create challenges for companies, including higher costs and margin pressures. While companies’ and consumers’ balance sheets are strong today, giving them more of a cushion to weather these difficulties, a large-scale reorientation of supply chains will inherently be inflationary. Even before the war’s outbreak, the economic effects of the pandemic — including the shift in consumer demand from services to household goods, labor shortages, and supply chain bottlenecks — brought inflation in the US to its highest level in forty years. Across the European Union, Canada, and the UK, inflation is above 5%. Wages have not kept pace, and consumers are feeling the burden as they are confronted by lower real wages, rising energy bills and higher costs at the grocery store checkout. This is especially true for lower-wage workers who spend a higher proportion of their wages on essentials like gas, electricity, and food. Central banks are weighing difficult decisions about how fast to raise rates. They face a dilemma they haven’t faced in decades, which has been worsened by geopolitical conflict and the resulting energy shocks. Central banks must choose whether to live with higher inflation or slow economic activity and employment to lower inflation quickly. Finally, a less discussed aspect of the war is its potential impact on accelerating digital currencies. The war will prompt countries to re-evaluate their currency dependencies. Even before the war, several governments were looking to play a more active role in digital currencies and define the regulatory frameworks under which they operate. The US central bank, for example, recently launched a study to examine the potential implications of a US digital dollar. A global digital payment system, thoughtfully designed, can enhance the settlement of international transactions while reducing the risk of money laundering and corruption. Digital currencies can also help bring down costs of cross-border payments, for example when expatriate workers send earnings back to their families. As we see increasing interest from our clients, BlackRock is studying digital currencies, stablecoins and the underlying technologies to understand how they can help us serve our clients.

4           BlackRock Annual Report 2021 The effects on the energy market today and what this means for the net zero transition As companies recalibrate their global supply chains, and as Western allies reduce their dependence on Russian commodities, the energy sector will be meaningfully impacted. Consumers are facing higher energy costs as we saw the price of oil cross $100 a barrel earlier this year for the first time since 2014. As a result, energy security has joined the energy transition as a top global priority. As I wrote in my letter to CEOs over the past three years, the energy transition can only work if it is fair and just. Importantly, it will not occur overnight or in a straight line. It requires us to shift the energy mix from brown to light brown to light green to green. In response to the energy shock caused by the war in Ukraine, many countries are looking for new sources of energy. In the US much of the focus is on increasing oil and gas supply, and in Europe and Asia, coal consumption may increase over the next year. This will inevitably slow the world’s progress toward net zero in the near term. Longer-term, I believe that recent events will actually accelerate the shift toward greener sources of energy in many parts of the world. During the pandemic, we saw how a crisis can act as a catalyst for innovation. Businesses, governments, and scientists came together to develop and deploy vaccines at scale in record time. We’ve already seen European policy makers promoting investment in renewables as an important component of energy security. Germany, for example, plans to accelerate its use of renewable energy and reach 100% clean power by 2035, 15 years ahead of its previous pre-war target. More than ever, countries that don’t have their own energy sources will need to fund and develop them — which for many will mean investing in wind and solar power. Higher energy prices will also meaningfully reduce the green premium for clean technologies and enable renewables, EVs and other clean technologies to be much more competitive economically. However, energy prices at this level are also imposing a terrible burden on those people who can least afford it. We will not have a fair and just energy transition if they remain at these levels. To date, government planning has only focused on supply without addressing demand. We need public policy to take a more holistic and long-term approach to the world’s energy needs. Among other challenges, as demand for renewable sources of energy and use of clean technology increases, we must consider what this means for the underlying commodities on which these green sources of energy and technology depend. We will also need to accelerate infrastructure investments to support greater use of clean energy and technology. For example, as consumer demand for electric vehicles accelerates, the public and private sector will need to work together to build more charging stations to meet demand. BlackRock remains committed to helping clients navigate the energy transition. This includes continuing to work with hydrocarbon companies who play an essential role in the economy today and will in any successful transition. To ensure the continuity of affordable energy prices during the transition, fossil fuels like natural gas will be important as a transition fuel. BlackRock’s investments — including one late last year — on behalf of our clients in natural gas pipelines in the Middle East are a great example of helping countries go from dark brown to lighter brown as these Gulf nations use less oil for power production and substitute it with a cleaner base fuel like natural gas. In the transition to net zero we will need to pass through many shades of brown to shades of green. I remain optimistic for the future and continue to believe that our collective actions today can make a meaningful difference in the years to come. And every day since our founding, we’ve listened to our clients. We’ve tried to anticipate the impact of long-term trends and macro developments on their portfolios. And we constantly evolved to stay ahead of their needs.

BlackRock Annual Report 2021           5 Taking a long-term view in investing in our own business Turning to BlackRock’s own performance over the past year, it’s important to put it into the context of our overall history. It’s easy to forget that BlackRock is still a relatively young company. When my partners and I founded BlackRock 34 years ago, we believed in a new approach to asset management: one that was grounded in robust risk management and guided by client needs. And every day since our founding, we’ve listened to our clients. We’ve tried to anticipate the impact of long-term trends and macro developments on their portfolios. And we constantly evolved to stay ahead of their needs. In our effort to better serve our clients, we have continuously remade BlackRock, and in doing so, disrupted the industry. We did it by building and enhancing Aladdin as the foundation of our investment process. We did it by combining active and index onto one platform at a time when many believed a firm had to choose one or the other — even though our clients wanted both. We did it by bringing together public and private markets capabilities and providing our clients a comprehensive, whole-portfolio approach. BlackRock’s clients are long-term investors — representing pensions, insurers, governments and ultimately individual savers —  and we take a long-term approach to investing in our own business. As more clients turn to BlackRock, and as we have grown over time, we have been able to make strategic investments, innovate and enhance the value we offer them. We remain as committed to our purpose and principles as we As more clients turn to BlackRock, and as we have grown over time, we have been able to make strategic investments, innovate and enhance the value we offer them. We remain as committed to our purpose and principles as we were in 1988. were in 1988. That is why we are focused on providing more choice across our platform, enabling access to the growth of capital markets to more people, and continuing to use our platform to benefit all of our stakeholders. Providing more choice across our platform There were plenty of people who had doubts about what ended up being our transformational acquisitions of Merrill Lynch Investment Managers and Barclays Global Investors in the 2000s. These transactions enabled us to reach more clients around the world and to build whole portfolio solutions for our clients by offering diversification across asset classes, including equities, fixed income, alternatives and cash, as well as active and index under one roof. And all of these asset classes and strategies were also brought together on one technology platform, Aladdin. Today, we continue to be incredibly focused on serving our clients not simply by selling one investment strategy or another but by looking at the entire portfolio and helping them identify strategies that fit their unique preferences and goals. This includes giving clients more choice for how they want to partner with BlackRock — from using one of our ETFs to outsourcing their entire investment portfolio to us. We are able to provide this level of choice to clients because we invested in our platform over time and rallied around a One BlackRock culture that discourages turf wars and rewards collaboration across teams so that we all stay focused on what’s best for the client. That commitment extends to how we think about evolving for the future, including our work to expand client options for how they participate in proxy voting decisions. Much like asset allocation and portfolio construction, where some clients take an active role while others outsource these decisions to us, different clients are interested in different levels of involvement when it comes to casting proxy votes. After talking with our clients, we used new technology and other innovations to offer proxy voting choice. This is now available to institutional clients representing just over $2 trillion of index equity assets1, including public pension funds serving over 60 million people2. We see this as just a first step. Our ambition over time is to continue developing new technologies and working with industry partners to expand voting choice for even more clients. The majority of our clients are investing to fund retirement. The people they serve are teachers, 1. BlackRock as of December 31, 2021. 2. BlackRock as of December 31, 2020.

6           BlackRock Annual Report 2021 nurses, firefighters and factory workers who are saving for their futures. As people live longer and healthier lives, their risk of outliving their savings is accelerating the “silent crisis” of financial insecurity in retirement. That is why BlackRock is working alongside our clients and partners to address income in retirement. In the United States, we shared in 2021 that our retirement income solution, LifePath Paycheck, was being embraced by plan sponsors. Today, six large plan sponsors whose plans together represent over $10 billion in target date investments and more than 150,000 participants, have elected to work with BlackRock to implement our LifePath Paycheck solution as the default investment option in their US employees’ retirement plans, subject to necessary approvals and conditions. We remain committed to helping more people experience financial well-being in retirement. Enabling access to the growth of capital markets for more people “Choice” is an incredibly important aspect of our work with clients. But for many people around the world, the fundamental need is simply “access.” They simply don’t have the access to the capital markets that they need to begin shifting from saving to investing. I have long been an advocate for the power of investing over the long term. For example, 40 years ago, a 25-year-old who saved $10,000 in bank deposits would have approximately $50,000 today as he or she reaches retirement. In contrast, that same $10,000 would be worth over $800,000 today if it had been invested in a broad-equity index such as the S&P 500. That is the power of long-term investing. More people around the world need access to that opportunity, and providing them that opportunity aligns with BlackRock’s purpose. We are using our global reach and expertise to improve access to long-term investing in more places than ever before. In Europe and Latin America, for example, where investors had traditionally only used bank deposits, BlackRock is helping to build a new culture of personal investing. In Germany, nearly 2 million people — triple the number two years ago — are using iShares ETFs to invest through ETF savings plans. And in Brazil, locally listed versions of US iShares are now accessible on third-party direct platforms for minimums as low as $10. This has allowed Brazilians looking for a more convenient and affordable way to invest in global markets to invest $1 billion through iShares in less than a year. And as commission barriers have come down around the world, hundreds of millions of people now have access to ETFs commission-free and are choosing to invest with BlackRock to access capital markets. Providing high quality at good value: continuing to use our platform to benefit all of our stakeholders As more clients turn to BlackRock and we have grown as a global asset manager, we see significant opportunity to continue to use our market reach and scale to drive better outcomes for our clients and results for our shareholders. Our global market reach and scale benefits investors — especially retail investors — by making it easier to access markets with greater liquidity and lower costs. Through our iShares ETFs, for example, we offer more than 1,200 funds globally — the most of any ETF provider — so our clients can access a diverse range of asset classes and exposures. It has allowed millions of new investors to access high-quality investment strategies at good value. More than 120 million people have invested an average of $50,000 each in our ETF and index capabilities3, and we have used the benefits of scale to help our clients save more than $500 million globally through fee reductions in our ETFs over the past five years4. Our platform also enables us to invest in superior market quality, including liquidity, price discovery and efficiency, through proprietary data and analytics. And it allows us to diversify our service providers and implement more efficient trading strategies through multiple intermediaries and better technology. Scale affords us other competitive advantages too. It allows us to create new jobs, both directly at BlackRock and indirectly through our partners and vendors, and benefit our shareholders as well. Over the past five years, we have generated an average 6% organic base fee growth and welcomed over 5,000 new employees to the firm while delivering 150 basis points of margin expansion5. 3. BlackRock, as of December 4, 2021. $50,000 average investment calculated by dividing our assets under management by 120 million. Figure estimates the combined reach of our iShares ETFs and index mutual funds, LifePath® index target-date funds and other index-tracking products that are used in retirement plans BlackRock, Broadridge (as of November 4, 2021); BlackRock FP&A (Institutional Index AUM as of October 31, 2021); BlackRock estimated target date fund choice for 20% of Fortune 100 companies (June 2019); BlackRock Lifepath DC plan clients (as of October 31, 2021). Publicly reported average “number of members” statistics collected from various relevant client websites. US iShares users calculated based on total number of accounts in the US holding iShares ETFs (or index mutual funds), by ticker level and internal assumptions on number of accounts per household, per user and tickers per account; Institutional index mandate client (ex ETF) estimate based on BlackRock AUM and number of users across accounts. For additional information on the benefits of scale economies in US asset management, please see: https://www.blackrock.com/corporate/literature/whitepaper/spotlight-benefits-of-scale-economies-in-us-asset-management.pdf 4. BlackRock (as of October 16, 2021). Cumulative cost-savings figure is calculated by taking the difference between the previous fund expense ratio and the new fund expense ratio from 2015 through October 16, 2021, multiplied by the fund assets under management at the time of the fund reduction. Methodology does not account for compounding savings over time. 5. Data is as of December 31, 2021.

BlackRock Annual Report 2021           7 Total return since BlackRock’s IPO 9,698% 517% 468% Oct 1, 1999 Dec 31, 2021BlackRock S&P BMI Asset Manager Index S&P 500 Source: S&P Global. The performance graph is not necessarily indicative of future investment performance. Please refer to the Important Notes section on page 25 for information on constituents of the S&P U.S. BMI Asset Management & Custody Banks Index. Benefits of our client-centric approach resonating in our results BlackRock’s willingness and ability to adapt and evolve have been critical to our growth over time. We went from serving a handful of clients in one country to thousands of clients in more than 100 countries. Our employees have grown from 8 to 18,400. And since our IPO in 1999, we have generated a total return of more than 9,000% for our shareholders, well in excess of broader markets6. We are able to create value for our shareholders because of our commitment to being a responsible fiduciary for our clients. It’s our clients’ trust in BlackRock and our partnership with them that is the foundation of our record 2021 results. BlackRock delivered the strongest organic growth in our history last year, even as our assets under management reached new highs. We generated $540 billion of net inflows in 2021, representing a record 11% organic base fee growth. Importantly, our growth was more diversified than ever before. Our active platform, including alternatives, contributed $267 billion of net inflows representing nearly half of total net inflows. ETFs remained a significant growth driver with record net inflows of $306 billion. And our technology services revenue grew by 12% reaching $1.3 billion. This strong momentum across our entire business drove record financial results. In 2021, BlackRock delivered 20% revenue growth, 19% operating income growth, 16% EPS growth, and we expanded our margin7. Since year end, however, market sentiment has shifted and these first few months of 2022 have been challenging, especially for many of you — our shareholders —  who have watched our share price come down from all-time highs. As a significant owner of BlackRock shares myself, I share your disappointment in our stock’s performance year-to-date. But we’ve faced challenging markets before. And we’ve always managed to come out better and more prepared on the other side. In fact, challenging markets have created opportunities to build our business in ways that allow us to better serve our clients and create the foundation for future growth. Our strategy, which we regularly review with our Board of Directors, remains rooted in our commitment to serving clients over the long term. We will: keep alpha at the heart of BlackRock; accelerate growth in iShares, private markets, and Aladdin; deliver whole portfolio advice and solutions to our clients and be the global leader in sustainable investing. Successful 6. Data is reflective of October 1, 1999–December 31, 2021. Past performance is not indicative of future results.7. Operating income and EPS growth figures are as adjusted. See BlackRock’s 2021 10-K for an explanation of the use of non-GAAP financial measures and a reconciliation to GAAP.

8           BlackRock Annual Report 2021 Our strategy, which we regularly review with our Board of Directors, remains rooted in our commitment to serving clients over the long term. execution of this strategy will enable us to continue delivering industry-leading organic growth and generate value for our shareholders over the long term. Forging stronger bonds with employees A strong BlackRock culture has always been central to our ability to deliver for our clients, and our consistent results are possible because of our culture and the dedicated employees who nurture it each day. I could not be prouder of how our employees have come together over these last two challenging years to serve our clients, support each other, give back to our communities and deliver for shareholders. It is because of their efforts that BlackRock is better positioned than ever for the future. During a recent meeting I had with the head of NYU hospitals, we discussed translational medicine — an approach that connects research, patients, and public health more closely to achieve better outcomes for all. We seek to achieve at BlackRock a similar “translational” approach that brings the benefits of our scale, our broad expertise, and our whole-portfolio offerings to achieve better outcomes for all of our clients. Having active and index, alternatives, Aladdin, the BlackRock Investment Institute, regional teams, and much more, all together as One BlackRock, has been essential to our growth over time. I’ve been thinking about this translational approach a great deal as we returned to the office —  an environment that allows our people to be translational in a way that screens do not. Over the past two years we operated successfully in a mostly virtual environment. But there are certain conversations that can’t be replicated on a video call. Virtual interactions tend to follow a tight agenda and a linear narrative. We lose the space, the creativity, and the emotional connectivity that come from being together in person. Like a specialist doctor who focuses on just one part of her patient but neglects to take the whole patient into account, we risk missing the cross-fertilization of ideas if we don’t have people in the office in person. I continue to believe that working together, collaborating and developing our people in person is essential for BlackRock’s future. We recently began welcoming colleagues back to our offices on a more regular basis in New York, London, San Francisco and other major BlackRock offices around the world. The energy and excitement of employees seeing one another in person again is palpable, and I feel cautiously optimistic that this is a moment for renewed hope as we enter our “future of work” model. At the same time, we recognize the pandemic has redefined the relationship between employers and employees. To retain and attract best-in-class diverse talent, we need to maintain the flexibility of working from home at least part of the time. And our Aladdin technology has given us the flexibility to quickly pivot our operating model over these past two years, which will continue to be important given the uncertainty of the pandemic and the threat of new variants emerging. We also remain focused on investing in our employees’ experience with BlackRock in other important ways: improving training and development, expanding mental health services and other benefits, and continuing to advance diversity, equity and inclusion (DEI) to make sure we’re broadening representation across the firm and cultivating an inclusive culture. Our steadfast commitment and actions to accelerate DEI are not only to attract and retain diverse employees but also to allow them to flourish, feel supported and have a true sense of belonging at BlackRock. We are working to build a culture where all voices — not just the loudest or the most familiar — can contribute to help our clients achieve their goals. To attract the best talent and help them flourish, we have developed strategies to increase the diversity of our applicant pool, expanded partnerships with external organizations including Historically Black Colleges and Universities, strengthened talent acquisition and management processes to mitigate bias, and implemented leadership development, sponsorship and coaching initiatives to engage and develop diverse talent. Ensuring BlackRock remains a great place to work for years to come is a continuous journey, and we are incredibly fortunate to have our Board of Directors oversee human capital management at BlackRock. They review culture and talent regularly at Board meetings and devote one meeting annually to an in-depth review of BlackRock’s culture,

BlackRock Annual Report 2021 ▶ 9

Global Executive Committee

Laurence D. Fink
—
Chairman and Chief Executive Officer

Robert S. Kapito
—
President

Dalia Osman Blass
—
Head of External Affairs

Sandy Boss
—
Global Head of Investment Stewardship

Stephen Cohen
—
Head of Europe, Middle East and Africa

Edwin N. Conway
—
Global Head of BlackRock Alternative Investors

Robert W. Fairbairn
—
Vice Chairman

Ed Fishwick
—
Chief Risk Officer & Head of the Risk and Quantitative Analysis Group

Rob L. Goldstein
—
Chief Operating Officer & Global Head of BlackRock Solutions

Philipp Hildebrand
—
Vice Chairman

J. Richard Kushel
—
Head of the Portfolio Management Group

Rachel Lord
—
Chair and Head of Asia Pacific

Mark McCombe
—
Chief Client Officer

Christopher Meade
—
Chief Legal Officer

Manish Mehta
—
Global Head of Human Resources

Sudhir Nair
—
Global Head of the *Aladdin* Business

Salim Ramji
—
Global Head of *iShares* and Index Investments

Gary Shedlin
—
Chief Financial Officer

Martin Small
—
Head of U.S. Wealth Advisory

Derek Stein
—
Global Head of Technology & Operations

Mark K. Wiedman
—
Head of International and of Corporate Strategy

10 BlackRock Annual Report 2021

Board of Directors

Laurence D. Fink
Chairman and CEO of BlackRock

Bader M. Alsaad
Chairman of the Board and Director General of the Arab Fund for Economic & Social Development

Pamela Daley
Former Senior Vice President of Corporate Business Development of General Electric Company

Jessica P. Einhorn
Former Dean of Paul H. Nitze School of Advanced International Studies at the Johns Hopkins University

Beth Ford
President and CEO of Land O'Lakes, Inc.

William E. Ford
Chairman and CEO of General Atlantic

Fabrizio Freda
President and CEO of the Estée Lauder Companies Inc.

Murry S. Gerber
Lead Independent Director
Former Chairman and CEO of EQT Corporation

Margaret "Peggy" L. Johnson
CEO of Magic Leap, Inc.

Robert S. Kapito
President of BlackRock

Cheryl D. Mills
Founder and CEO of BlackIvy Group

Gordon M. Nixon
Former President and CEO of Royal Bank of Canada

Kristin Peck
CEO of Zoetis, Inc.

Charles H. Robbins
Chairman and CEO of Cisco Systems, Inc.

Marco Antonio Slim Domit
Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.

Hans E. Vestberg
Chairman and CEO of Verizon Communications, Inc.

Susan L. Wagner
Former Vice Chairman of BlackRock

Mark Wilson
Co-Chairman and CEO of Abacai

BlackRock Annual Report 2021           11 talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning, and employee feedback. This is a continuous journey and BlackRock’s Board engages continuously with us on these important matters. One of my, and our Board’s, top priorities is ensuring we’re developing the next generation of leaders for this company. We take a long-term approach to developing our leaders. And while I’m not planning to leave any time soon, I have always said that my goal is to ensure that when all of BlackRock’s founding partners, including Rob Kapito and me, have moved on, the firm is in even better hands than it is today. I am confident we will achieve that goal, and we have a thoughtful succession plan and process in place for not only the CEO but every senior leader at the firm who plays a critical role in driving BlackRock’s business. Ben Golub, my friend and co-founder, is one of the leaders who had a profound impact on the BlackRock you know today. After a 34-year career with BlackRock in which he has been a pioneer in risk management and an innovator in technology, Ben decided to step back from his day-to-day duties. We are fortunate that Ben will continue to work closely with us as a senior advisor. When we founded BlackRock, we were determined to forge a new approach to asset management. We could not have achieved that ambition without Ben. He moved the asset management business in new directions and forever changed how we thought about the portfolios we manage. In doing so, Ben left his greatest legacy: by modernizing risk management and helping to build Aladdin, he helped us fulfill our duty to the clients who put their trust in us. We are grateful for his contributions and the remarkable impact he had on BlackRock, our clients and the industry. Guided by our Board of Directors BlackRock is fortunate to have a diverse and engaged Board of Directors, who act as stewards on behalf of our stakeholders in overseeing BlackRock’s management and operations. It has always been important that our Board functions as a key strategic governing body that advises and challenges our management team and that guides BlackRock into the future. The Board reviews BlackRock’s long-term strategy and evaluates the risks and opportunities for our business. We also give careful consideration to the composition of our Board to ensure it is positioned to be successful over the long term. We are committed to evolving our Board over time to reflect the breadth of our global business and look for directors with a diverse mix of experience and qualifications. We will continue to introduce fresh perspectives and make diversity in gender, race, ethnicity, nationality, age, career experience and expertise, as well as diversity of mind, a priority when considering director candidates. In 2021, we welcomed Beth Ford, President and CEO of Land O’Lakes, Kristin Peck, CEO of Zoetis, and Hans Vestberg, Chairman and CEO of Verizon, to our Board. They are all recognized leaders in their respective industries and the Board and BlackRock have already benefited greatly from their valuable expertise in areas including technology and sustainability. At the same time, we are fortunate to have had Jessica Einhorn, who will be retiring from our Board this year, as a director of BlackRock. Jessica’s guidance and leadership has contributed to the growth of BlackRock around the world since she joined us in 2012. We are grateful for her service and she will be missed by the entire Board and by the BlackRock leadership team. BlackRock’s Board of Directors will continue to guide our company as we move forward and ensure we are fulfilling our fiduciary responsibilities to clients and serving all of our stakeholders over the long term. The next 34 years and beyond Each year, I find it a privilege to write to you to reflect on the past and look ahead to the future. This year, I do it as a shocking series of events unfold in Eastern Europe. The magnitude of Russia’s actions will play out for decades to come and mark a turning point in the world order of geopolitics, macro-economic trends, and capital markets. It is often during these more challenging, more uncertain moments that the power of One BlackRock comes to the fore and truly shines. That’s what makes me so proud to be part of this organization. I can’t think of a time when it’s been more important to live our principles, stay true to our purpose, and focus on the needs of our clients, employees and communities. And if we do our job well, our shareholders will be the biggest beneficiaries of our approach. Over time, I’m hopeful a better and safer world will emerge. Sincerely, Laurence D. Fink Chairman and Chief Executive Officer

12           BlackRock Annual Report 2021

BlackRock Annual Report 2021           13 Investing with purpose in a transforming world Beginning with BlackRock’s founding 34 years ago, we’ve taken bold actions that challenge ourselves and the status quo. We have led with our commitment to listen to our clients and evolve to meet their needs. This mindset has guided our deliberate investments to build a resilient asset management and technology platform to serve clients over the long-term. As we enter 2022, the world is undergoing a transformation: Russia’s brutal attack on Ukraine is creating a humanitarian tragedy and has upended a world order that has been in place for more than three decades. While it’s impossible to predict precisely what path this war will take, the implications of these events will be with us for years to come. These implications are layered on top of a pandemic that has already had profound effects on people’s lives and on political, economic and social trends. BlackRock is working with our clients to navigate this new investment environment, including understanding and addressing what long-term structural changes such as deglobalization, inflation and the energy transition mean for companies, valuations and our clients’ portfolios. We remain focused on understanding how changes will impact our clients’ portfolios and staying ahead of their needs. Everything starts with our clients, but we are committed to all of our stakeholders, and we recognize the importance of delivering for each of them in order to succeed over the long term. That is why we are investing for the future — so we can better serve our clients, inspire our employees, support our communities and deliver durable returns for our shareholders. This is how we live our purpose of helping more and more people experience financial well-being. We help millions of people invest to build savings that serve them throughout their lives We make investing easier and more affordable We advance sustainable investing We contribute to a more inclusive and resilient economy that benefits more people

14BlackRock Annual Report 2021 A global investment and technology platform to serve clients BlackRock’s clients, who entrust us to manage their assets as a fiduciary, are the driving force behind everything we do. Our clients, and the people they serve, include families investing for retirement, a new home or a child’s education; financial advisors helping people at all income levels; pensions managing the retirement savings of workers; and governments investing to finance new hospitals, roads and other projects to drive economic growth. BlackRock is here to help them achieve their financial goals. That is why we have steadily built a scaled, global platform capable of serving their whole portfolio. Our investment capabilities span active, index, alternative and cash strategies, and we are committed to constantly expanding choices across our business, including in sustainable and factor-based investments. We built Aladdin, a leading end-to-end investment and risk management technology platform. We assembled a global, diverse investment stewardship team to lead constructive, long-term-focused engagement with the companies our clients are invested in. And we invested in the people and infrastructure to create a global thought leadership platform through our BlackRock Investment Institute. We work diligently to stay ahead of our clients’ needs. This includes investing to capture growth opportunities in index investing and ETFs, private markets, high-performing active strategies, sustainable investments and whole portfolio solutions, as well as a continued focus on income and retirement. We are seeing more clients turning to us than ever before for our insights and solutions and we remain committed to offering them the widest range of choices across our entire business. We are incredibly excited to continue investing for the future and evolving BlackRock in support of our clients. This is what drives BlackRock’s growth – both today and in the future. Supporting clients across their whole portfolio $540 billion of total net inflows in 2021 $102b equity $230b fixed income $98b multi-asset $29b alternatives $81b cash and advisory

BlackRock Annual Report 202115 Integrated technology solutions 1,000+ technology services clients1 126,000 Aladdin users globally1 Helping our clients achieve returns over the long term 164,000+ management and shareholder proposals voted2 3,640+ engagements with 2,350+ unique companies in 57 markets2 1. BlackRock as of December 31, 2021. 2. BlackRock, Institutional Shareholder Services (ISS). Sourced on January 31, 2022, reflecting data from January 1, 2021 through December 31, 2021. Expanding proxy voting choice Expanding choice for clients means more than just offering the broadest set of investment and technology capabilities. At BlackRock, we believe clients should, where possible, have more choices as to how they participate in voting their index holdings. Much like asset allocation and portfolio construction, where some clients take an active role while others outsource these decisions to us, more of our clients are interested in having a say in how proxy votes are cast at companies their money is invested in. That is why, in October 2021, we announced the first in a series of steps to expand the opportunity for clients to participate in proxy voting decisions where legally and operationally viable. These voting choice options are currently available to institutional clients invested in equity index strategies — within institutional separate accounts globally and certain pooled funds managed by BlackRock in the US and the UK. Our ambition over time is to continue developing new technologies and working with industry partners to expand voting choice for even more clients.

16    BlackRock Annual Report 2021 Innovating to support the transition toward a net zero world The global transition to a net zero economy will transform the way the world produces and uses energy, moves goods and people and constructs the built environment, which will in turn reshape the economy and financial portfolios. The war in Ukraine — and subsequent energy supply shock — will slow the world’s progress toward net zero in the near term, but accelerate this transition in the long term as countries look for greater energy security and as higher energy prices make clean energy alternatives more economically competitive. Climate risk is an investment risk that will impact returns in investors’ portfolios as companies navigate both the physical and transition risk associated with climate. Readiness is about both managing transition risk and leaning into what is a global investment opportunity. That is why we are leveraging our platform to help clients prepare for the transition. Investment solutions: BlackRock is committed to providing our clients with a full range of investment choices so that they can find the best path for themselves and their stakeholders. This includes offering a range of investment solutions, helping finance clean energy in both developed and developing economies and giving clients the opportunity to participate in building the new climate economy through a range of funds. Stewardship: Through our investment stewardship team, we ask companies to disclose clear policies and action plans for how they will manage the energy transition. This includes working with companies across a wide range of carbon-intensive sectors that will be critical in a successful transition. Data and analytics: Through our Aladdin Climate models, analytics and technology, BlackRock is giving investors greater transparency into the physical and transition risk in their portfolios. Policy engagement: We encourage standards and regulations for climate disclosures and participate in a number of collaborative industry initiatives to share technical expertise and research regarding the transition. Philanthropy: The BlackRock Foundation committed $100 million to the Breakthrough Energy Catalyst Program to help speed the development and commercialization of clean technologies. In addition to supporting our clients, BlackRock seeks to decouple our own growth from our impact on the environment, while increasing the efficiency and resiliency of our operations. In 2021, we worked to advance our environmental sustainability strategy by setting science-aligned emissions reduction targets.

BlackRock Annual Report 2021 17 $500+ billion in sustainable AUM across index, active and alternative strategies1 2,290+ engagements with companies on climate and natural capital2 Established Science-Aligned Emissions Reduction Targets to reduce our own environmental impact3 67% reduction of Scope 1 and 2 emissions by 2030 40% reduction in Scope 3 business travel emissions by 2030 Have suppliers representing 67% of our emissions (estimated based on spend) set science-aligned targets by 2025 1. BlackRock as of December 31, 2021. 2. BlackRock. Sourced on January 31, 2022, reflecting data from January 1, 2021 through December 31, 2021. Engagement statistics reflect the primary topics discussed during the meeting. 3. Using a 2019 baseline. Climate Finance Partnership Achieving a net zero economy will take significant investment in climate infrastructure: renewable power, energy-efficient buildings, electric transportation and more. The need — and opportunity — is especially great in emerging markets. We believe that the public, private and philanthropic sectors can work together to accelerate the flow of private capital into green projects in a way that contributes to the greater environmental and social good — and also allows for attractive risk-adjusted returns. BlackRock helped bring such a partnership to life. The Climate Finance Partnership (CFP) is a unique blended finance vehicle, funded by a consortium of global institutional investors, philanthropies and the governments of France, Germany and Japan. By bringing together each partner’s skills and capabilities, the initiative seeks to accelerate the flow of capital into climate-related investments in emerging markets. In 2021, we raised $673 million for CFP from 22 clients, which will be deployed to climate infrastructure projects in select markets in Asia, Latin America and Africa.

18 BlackRock Annual Report 2021 A culture where all employees can thrive Asset management is a people-centric business and everything we do and all that we accomplish is underpinned by our dedicated employees. We’re incredibly proud of their unwavering commitment to our clients and our purpose. They are the driving force behind our innovations, our deep partnerships with more and more clients and the record growth we have generated across our entire business. We make a deliberate effort to foster a unifying culture, encourage innovation and ensure that we are developing, retaining and recruiting the best talent. We also recognize that a diverse workforce is indispensable to our success and advancing diversity, equity and inclusion both at BlackRock and beyond is a top priority for us. We strive to foster a collaborative culture where all employees can flourish and have a strong sense of belonging. We have made commitments to increase representation of under-represented groups and we are measuring progress against our goals, with processes to create accountability at every level. For our people, being at BlackRock means benefiting from our global scale and sharing in the firm’s growth and success. We encourage curiosity and offer employees a range of programs to support their careers at BlackRock. We offer development programs such as the BlackRock Academies, to build expertise in global markets, technology and client service. We offer professional networks to provide resources, learning opportunities and meaningful networking, as well as targeted leadership development activities to identify and grow our leaders throughout their careers while driving BlackRock’s future growth. We recognize that these investments in our people are what will enable us to continue growing and succeeding over the long term.

BlackRock Annual Report 2021 19 18,400 employees in over 35 countries around the world who speak more than 130 languages1 Recruiting diverse talent in 20212 47% women (firmwide) 14% Black or African American (US only) 9% Latinx (US only) 28% Asian (US only) 1. BlackRock, as of December 31, 2021. 2. Represents percentages of new hires in 2021 based on self-identification information. Inclusion at BlackRock We know that even the best-intentioned people may have unconscious biases. Certain comments and questions can feel like micro-aggressions that make others feel disrespected or less valued. Correcting these types of non-inclusive behaviors requires awareness, education and practice. Enter the “Inclusion Dialogues,” virtual small group discussions led by external facilitators. The goal: to help employees across the firm build the skills necessary to cultivate and contribute to a more inclusive environment. The sessions taught employees to recognize nuances that might be experienced as offensive. They included difficult conversations, guided by professionals who could flag problematic language and suggest alternative ways of communicating. And participants were asked to make one commitment to promote more inclusive behavior in their day-to-day interactions with colleagues. There was broad participation: in 2021, more than 11,800 employees took part in one of 1,000+ discussions, including 91% of our Directors and Managing Directors and 83% of People Managers. And the conversation continued even after the program ended. For example, we have launched Courageous Conversations in Equity in our Asia offices, in which trained employees facilitate discussions of DEI issues in an APAC context.

20 BlackRock Annual Report 2021 Positive impact in our communities BlackRock is committed to helping more people in the communities in which we operate, including through programs that promote financial inclusion and unlock economic opportunity — because our employees, clients, partners, suppliers and shareholders are all members of these vibrant communities. In 2021, we partnered with over 75 organizations worldwide through The BlackRock Foundation and provided grants to 325 local organizations nominated and directed by our employees. Our Emergency Savings Initiative (ESI) recruited 8 new partners in 2021, expanding the reach of short-term savings solutions that enable more people to prepare for unexpected expenses, like health and childcare costs amid the pandemic, and save for long-term investment goals, like retirement. We funded 10 nonprofit partners in 18 countries that reskill, provide credentials and create equitable pathways through career mobility. For example, we have been supporting Laboratoria since 2018 in empowering women to start and grow transformative careers in technology. Some of Laboratoria’s bootcamp graduates have been hired at BlackRock to work in tech positions. Since its launch, Laboratoria has trained more than 2,000 women in Latin America and 83% of graduates obtain jobs that increase their income 2.7 times, on average1. We activate 2:1 matching campaigns to amplify employee contributions when crises and disasters strike our communities. In 2021, our employees collectively raised $1.2 million in firm-matched dollars to support charities providing immediate relief to communities in crisis. BlackRock’s investments on behalf of clients help fuel more resilient and inclusive economies. And delivering durable returns for clients and shareholders means they in turn are able to support and start businesses, make charitable contributions and invest for the long term.

BlackRock Annual Report 2021 21 Removing barriers to economic opportunity 37,000+ people reached by our non-profit partners who train job seekers for high-growth sectors as of the end of 20212,3 Helping households build savings 1 million US households provided with access to savings solutions through BlackRock’s Emergency Savings Initiative, which expanded to 30+ corporate partners2 Supporting the development of clean energy solutions $100 million grant to Breakthrough Energy Catalyst — BlackRock’s largest ever philanthropic contribution 1. Source: Laboratoria. 2. BlackRock as of December 31, 2021. 3. Includes partnerships funded through both The BlackRock Foundation and Donor Advised Fund. Supporting Ukraine The war in Ukraine is a humanitarian tragedy, with millions displaced from their homes and civilian injuries and deaths mounting. To support Ukrainians, BlackRock activated our 2:1 match in February 2022 so employees could respond to the unfolding crisis. Over 1,800 employees have contributed, collectively raising more than $1.7 million for 8 organizations supporting Ukrainians impacted by the war. BlackRock also announced an additional $1 million philanthropic contribution, which will support 3 global humanitarian aid organizations with growing on-the-ground operations. Partnering with our employees to drive Covid-19 recovery in our communities In 2021, we launched a Recovery Forward campaign, with the goal of supporting social innovators globally who are tackling Covid-19 recovery with tech-driven solutions. Each employee was eligible to donate a $50 credit from The BlackRock Foundation to one of 14 organizations in Fast Forward’s tech accelerator. In total, we deployed $900,000 to help scale these organizations’ impacts.

22BlackRock Annual Report 2021
Durable returns for shareholders
Our continued focus on our clients, employees and communities has enabled us to also deliver long-term value for our shareholders.
Over the past decade through the end of 2021, BlackRock has delivered a cumulative total return of more than 560% for shareholders. This represents a 21% compound annual growth rate, which is well in excess of broader markets and peers. While past performance is no guarantee of future results, we remain committed to delivering attractive returns to our shareholders over time.
We have a simple framework for delivering shareholder value over the long term that focuses on the key elements of our business model that we can control: generating organic growth, realizing the benefits of scale to drive operating leverage and consistently returning capital to shareholders.
We built BlackRock because we believe in the long-term growth of capital markets and in the importance of being invested in them. We see significant opportunity ahead to continue supporting the growth of capital markets, helping more people invest and save, and delivering differentiated growth for our shareholders and stakeholders.
11%
organic base fee growth in 2021
20%
year-over-year revenue growth in 2021
$3.7 billion
returned to shareholders through a combination of dividends and share repurchases after investing for growth in 2021
560%+ total return
on BlackRock’s stock over the past 10 years1
1. Total return is cumulative and reflective of January 1, 2012 to December 31, 2021, assuming reinvestment of all dividends. Past performance is not indicative of future results.

BlackRock Annual Report 202123

24 BlackRock Annual Report 2021

Financial Highlights

Please review the Important Notes on page 25 for information on certain non-GAAP figures shown through page 24, as well as for source information on other data points on pages 1 through 24.

(in millions)	2021	2020	2019
Total AUM (end of period)	**$ 10,010,143**	$ 8,676,680	$ 7,429,633
Revenue	**19,374**	16,205	14,539
Operating income, GAAP	**7,450**	5,695	5,551
Operating income, as adjusted[1]	**7,478**	6,284	5,551
Operating margin, GAAP	**38.5%**	35.1%	38.2%
Operating margin, as adjusted[1]	**45.2%**	44.9%	43.7%
Net income attributable to BLK, GAAP	**5,901**	4,932	4,476
Net income attributable to BLK, as adjusted[1]	**6,049**	5,237	4,484
Diluted weighted-average common shares	**154.4**	154.8	157.5
Per share			
Diluted earnings, GAAP	**$ 38.22**	$ 31.85	$ 28.43
Diluted earnings, as adjusted[1]	**39.18**	33.82	28.48
Dividends declared	**16.52**	14.52	13.20

1. Beginning in the first quarter of 2022, BlackRock updated the definitions of operating income, as adjusted, operating margin, as adjusted, and net income attributable to BlackRock, Inc., as adjusted, to include adjustments related to amortization of intangible assets, other acquisition-related costs, including compensation costs for non-recurring retention-related deferred compensation awards, and contingent consideration fair value adjustments incurred in connection with certain acquisitions. The presentation of such updated measures, and their reconciliation to operating income, GAAP basis, operating margin, GAAP basis, and net income attributable to BlackRock, Inc., GAAP basis for the years ended December 31, 2020 and 2021 has been included in BlackRock's earnings release for the three months ended March 31, 2022, which has been furnished with BlackRock's current report on Form 8-K on April 13, 2022.

BlackRock Annual Report 202125
Important Notes
Opinions
Opinions expressed through page 24 are those of BlackRock, Inc. as of March 2022 and are subject to change. Investment involves risk including the loss of principal. The companies mentioned in this document are not meant to be a recommendation to buy or sell any security.
BlackRock data points
All data through page 24 reflects full-year 2021 results or is as of
December 31, 2021, unless otherwise noted. 2021 organic growth is defined as full-year 2021 net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2020. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.
Industry data points
All data is as of December 31, 2021 unless otherwise noted. As of December 31, 2021, the S&P US BMI Asset Management & Custody Banks Index included: Affiliated Managers Group, Inc.; Ameriprise Financial, Inc.; Ares Management Corporation; Artisan Partners Asset Management, Inc.; AssetMark Financial Holdings, Inc.; Associated Capital Group, Inc.; BlackRock, Inc.; Blackstone, Inc.; Blucora, Inc.; Blue Owl Capital Inc.; Bridge Investment Group Holdings Inc.; BrightSphere Investment Group, Inc.; Cohen & Steers, Inc.; Diamond Hill Investment Group; Federated Hermes, Inc.; Focus Financial Partners, Inc.; Franklin Resources, Inc.; Galaxy Digital Holdings, Ltd.; GAMCO Investors, Inc.; Grosvenor Capital Management L.P.; Hamilton Lane, Inc.; Invesco, Ltd.; Janus Henderson Group Plc.; KKR & Co.; Manning & Napier, Inc.; Northern Trust Corp.; Pzena Investment Management, Inc.; Safeguard Scientifics, Inc.; Sculptor Capital Management, Inc.; SEI Investments Co.; Silvercrest Asset Management Group; State Street Corp.; StepStone Group; T. Rowe Price Group, Inc.; The Bank of New York Mellon; The Carlyle Group; Victory Capital Holdings, Inc.; Virtus Investment Partners,
Inc.; Westwood Holdings Group, Inc.; WisdomTree Investments, Inc.
GAAP and as-adjusted results
See pages 43–44 of our 2021 10-K for an explanation of the use of non-GAAP financial measures and a reconciliation to GAAP. See footnote 1 on page 24 for additional information on updates to certain non-GAAP definitions beginning in the first quarter of 2022.
Performance notes
Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2021 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2021. The performance data does not include accounts terminated prior to December 31, 2021 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.
Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2021 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.
Performance shown is derived from applicable benchmarks or peer median information, as selected by
BlackRock, Inc. Peer medians are based in part on data either from Lipper,
Inc. or Morningstar, Inc. for each included product.
Forward-looking statements
This report, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,”
“pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,”
“intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,”
“achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,”
“may” and similar expressions. These statements include, among other things, statements about future results of operations and financial condition; business initiatives and strategies; political, economic or industry conditions, including economic uncertainty relating to the military conflict between Russia and
Ukraine, the interest rate environment and financial and capital markets; product and service offerings; risk management, including climate-related risks; share repurchases and dividends; and the legislative and regulatory environment. BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. Factors that can cause actual results to differ materially from forward-looking statements or historical performance include those described under “Forward-
Looking Statements” in BlackRock’s most recent Form 10-K, as such factors may be updated from time to time in its periodic filings with the SEC and available on our website.

26BlackRock Annual Report 2021
BlackRock, Inc.
Form 10-K
Table of Contents
PART I
1 Item 1 Business
21 Item 1A Risk Factors
37 Item 1B Unresolved Staff Comments
37 Item 2 Properties
37 Item 3 Legal Proceedings
37 Item 4 Mine Safety Disclosures
PART II
38 Item 5 Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
38 Item 6 Reserved
39 Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations
63 Item 7A Quantitative and Qualitative Disclosures about Market Risk
64 Item 8 Financial Statements and Supplemental Data
64 Item 9 Changes in and Disagreements with
Accountants on Accounting and Financial Disclosure
64 Item 9A Controls and Procedures
67 Item 9B Other Information
67 Item 9C Disclosure Regarding Foreign Jurisdictions that Prevent Inspections
PART III
67 Item 10 Directors, Executive Officers and Corporate Governance
67 Item 11 Executive Compensation
67 Item 12 Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
67 Item 13 Certain Relationships and Related
Transactions, and Director Independence
67 Item 14 Principal Accountant Fees and Services
PART IV
67 Item 15 Exhibits and Financial Statement Schedules
70 Item 16 Form 10-K Summary
71 Signatures

COMMON STOCK INFORMATION COMMON STOCK PERFORMANCE GRAPH
The following graph compares the cumulative total stockholder return on BlackRock’s common stock from December 31, 2016 through December 31, 2021, as compared with the cumulative total return of the S&P 500 Index and the S&P US BMI Asset Management & Custody Banks Index*. The graph assumes the investment of $100 in BlackRock’s common stock and in each of the two indices on December 31, 2016 and the reinvestment of all dividends, if any. The following information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The performance graph is not necessarily indicative of future investment performance.
Total Return Performance $300 $250 $200 $150 $100 $50 $0
12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21
Blackrock, Inc. S&P 500 Index S&P BMI Asset Manager Index
Period Ending 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21
BlackRock, Inc. $100.00 $138.18 $108.32 $142.80 $210.20 $272.03
S&P 500 Index $100.00 $121.83 $116.49 $153.17 $181.35 $233.41
S&P BMI US Asset Management & Custody Banks Index $100.00 $129.40 $ 96.85 $121.83 $141.18 $108.40
* As of December 31, 2021, the S&P US BMI Asset Management & Custody Banks Index included: Affiliated Managers Group, Inc.; Ameriprise Financial, Inc.; Ares Management Corporation; Artisan Partners Asset Management, Inc.; AssetMark Financial Holdings, Inc.; Associated Capital Group, Inc.; BlackRock, Inc.; Blackstone, Inc.; Blucora, Inc.; Blue Owl Capital Inc.; Bridge Investment Group Holdings Inc.; BrightSphere Investment Group, Inc.; Cohen & Steers, Inc.; Diamond Hill Investment Group; Federated Hermes, Inc.; Focus Financial Partners, Inc.; Franklin Resources, Inc.; Galaxy Digital Holdings, Ltd.; GAMCO Investors, Inc.; Grosvenor Capital Management L.P.; Hamilton Lane, Inc.; Invesco, Ltd.; Janus Henderson Group Plc.; KKR & Co.; Manning & Napier, Inc.; Northern Trust Corp.; Pzena Investment Management, Inc.; Safeguard Scientifics, Inc.; Sculptor Capital Management, Inc.; SEI Investments Co.; Silvercrest Asset Management Group; State Street Corp.; StepStone Group; T. Rowe Price Group, Inc.; The Bank of New York Mellon; The Carlyle Group; Victory Capital Holdings, Inc.; Virtus Investment Partners, Inc.; Westwood Holdings Group, Inc.; WisdomTree Investments, Inc.
Note: In prior years, our performance graph included a comparison of our performance to that of the SNL U.S. Asset Manager Index, which was discontinued effective August 7, 2021, and replaced with the S&P U.S. BMI Asset Management & Custody Banks Index.

Corporate Information

BlackRock Offices Worldwide
BlackRock has offices in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

Corporate Headquarters
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055
(212) 810-5300

AMERICAS
Atlanta
Boca Raton
Bogotá
Boston
Buenos Aires
Charlotte
Chicago
Dallas
Denver
Greenwich
Houston
Lima
Mexico City
Miami
Montreal
New York
Newport Beach
Palo Alto
Philadelphia
Pittsburgh
Princeton
San Francisco
Santa Monica
Santiago de los Caballeros
São Paulo
Seattle
Toronto
Washington, D.C.
Wilmington

EMEA
Amsterdam
Athens
Belgrade
Brussels
Budapest
Cape Town
Copenhagen
Dubai
Dublin
Edinburgh
Frankfurt
Geneva
London
Luxembourg
Madrid
Milan
Munich
Paris
Riyadh
Stockholm
Tel Aviv
Vienna
Zürich

ASIA-PACIFIC
Beijing
Bengaluru
Brisbane
Gurgaon
Hong Kong
Melbourne
Mumbai
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo

Stock Listing
BlackRock, Inc.'s common stock is traded on the New York Stock Exchange under the symbol BLK. At the close of business on January 31, 2022, there were 215 common stockholders of record.

Internet Information
Information on BlackRock's financial results and its products and services is available on the Internet at www.blackrock.com.

Financial Information
BlackRock makes available, free of charge, through its website at www.blackrock.com, under the heading "Investor Relations," its Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, its Proxy Statement and Form of Proxy and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. The Company has included as Exhibits 31 and 32 to its Annual Report on Form 10-K for fiscal year ended December 31, 2021, with the Securities and Exchange Commission, certificates of the Chief Executive Officer and Chief Financial Officer of the Company certifying the quality of the Company's public disclosure, and the Company has submitted to the New York Stock Exchange a certificate of the Chief Executive Officer of the Company certifying that he is not aware of any violation by the Company of New York Stock Exchange corporate governance listing standards. Deloitte & Touche LLP has provided its consent to the inclusion of its reports dated February 25, 2022, relating to the consolidated financial statements of BlackRock, Inc., and the effectiveness of BlackRock, Inc.'s internal controls over financial reporting, in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which has been filed as Exhibit 23.1 to such report.

Inquiries
BlackRock will provide, free of charge to each stockholder upon written request, a copy of BlackRock's Annual Report to Stockholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and Form of Proxy and all amendments to those reports. Requests for copies should be addressed to Investor Relations, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. Requests may also be directed to (212) 810-5300 or via email to invrel@blackrock.com. Copies may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. Stockholders and analysts should contact Investor Relations at (212) 810-5300 or via email at invrel@blackrock.com.

Registrar and Transfer Agent
Computershare Investor Services
480 Washington Boulevard
Jersey City, NJ 07310-1900
(800) 903-8567

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BlackRock®
2021 Annual Report